UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2013

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)
707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

On July 15, 2013, Forest Oil Corporation (“Forest”) issued a press release announcing that, after receiving unsolicited proposals from third parties interested in acquiring Forest’s oil and gas assets located in the Texas Panhandle Area, Forest’s Board of Directors has determined that Forest will initiate a marketed process to pursue the sale of such assets.   A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.          Other Events.

On July 15, 2013, Forest issued a press release announcing that Forest’s Board of Directors has determined that Forest will initiate a marketed process to pursue the sale of Forest’s oil and gas assets located in the Texas Panhandle Area.  Forest has retained J.P. Morgan Securities LLC to assist in the marketing efforts.

Estimated proved reserves relating to Forest’s Texas Panhandle assets as of December 31, 2012, represented approximately 47% of Forest’s total estimated proved reserves.  Revenues from Forest’s Texas Panhandle assets were $49.8 million (not including net realized gains on derivative instruments) in the first quarter of 2013, representing approximately 47% of Forest’s total revenues in the first quarter of 2013.  Forest’s Texas Panhandle Area assets include approximately 100,000 acres, which are largely operated by Forest and held by production, and consist of approximately 50% liquids and 50% natural gas (on a net production basis).  All amounts included in this Item 8.01 are pro forma for the sale of Forest’s South Texas assets and Forest’s Eagle Ford Shale joint venture, which occurred in the first half of 2013.

The potential sale of Forest’s Texas Panhandle assets is subject to market conditions, and there is no assurance that it will be completed, in whole or in part, or by any particular time.  If the potential sale of Forest’s Texas Panhandle assets is completed, Forest intends to use the proceeds to reduce its indebtedness and enhance its financial flexibility.  Upon completion of the potential sale of Forest’s Texas Panhandle assets, Forest’s remaining asset portfolio will be anchored by its ongoing oil development opportunity in the Eagle Ford Shale.  In addition, Forest has a position of 111,000 net acres in East Texas, which is largely held by production and upon which Forest plans to continue the development of its oil and natural gas liquids properties.  Forest also intends to maintain its exposure to potential natural gas development through its low-decline natural gas properties in the Ark-La-Tex region.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release Announcing Forest’s Intent to Sell Texas Panhandle Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	July 15, 2013	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Forest’s Intent to Sell Texas Panhandle Assets.